FERRELL COMPANIES, INC.
1998 INCENTIVE COMPENSATION PLAN


1. PURPOSE. The purposes of the Ferrell Companies, Inc. 1998 Incentiv Compensation Plan (the "Plan") are as follows:

         (a) to allow upper middle and senior level managers of Ferrellgas, Inc. ("FGI") to participate in the equity growth of Ferrell Companies, Inc. ("FCI") and, indirectly (through its "subsidiary" holding), in the equity growth of Ferrellgas Partners, L.P. (the "Partnership") and its subsidiaries (with FCI, FGI, the Partnership and its subsidiaries being collectively referred to herein as "Companies");

         (b) to generate an increased incentive to contribute to the Partnership's future success and prosperity and to focus on the value growth of FCI; and

         (c) to focus on profitable Partnership growth and acquisition activities that will enable subordinated Partnership units ("Subordinated Units") held by FCI to convert to common Partnership units ("Common Units"), to increase the value of all Partnership Units (including both Common and Subordinated Units) and to increase the equity value of FCI, through an increasing Partnership value, a maximization of Partnership distributions, a reduction of FCI debt, and an optimization of share value growth for the FCI shares held by FCI's employee stock ownership plan (its "ESOP").

Unless defined in the sentence or paragraph in which they are used, definitions used herein are set forth in Section 9.9 below.

2.       ADMINISTRATION.

         2.1 Administration by Committee. The Plan shall be administered by the FCI Options Committee (comprised of three members of the FCI's or FGI's Management Committee, and generally including the CEO and CFO of FGI, as well as the senior personnel manager of FGI) (the "Committee").

         2.2 Authority. Subject to the provisions of the Plan, the Committee shall have the authority to (a) interpret the provisions of the Plan, and prescribe, amend, and rescind rules and procedures relating to the Plan, (b) grant incentives under the Plan, in such forms and amounts and subject to such terms and conditions as it deems appropriate, including, without limitation, incentives which are made in combination with or in tandem with other incentives (whether or not contemporaneously granted) or compensation or in lieu of current or deferred compensation, (c) modify the terms of, cancel and reissue, or repurchase outstanding incentives, subject to Section 9.7, (d) suspend the operation of the Plan (or any portion thereof) pursuant to the provisions of
                   Section 9.8 hereinbelow and (e) make all other determinations and take all other actions as it deems necessary or desirable for the administration of the Plan. The determination of the Committee on matters within its authority shall be conclusive and binding on Companies and all other persons. The Committee shall comply with all applicable law in administering the Plan.

3. Participation. Subject to the terms and conditions of the Plan, the Committee shall designate from time to time employees of Companies (including, without limitation, employees who are officers and/or directors of any Companies entity) who shall receive incentives under the Plan ("Participants").


4.       SHARES SUBJECT TO THE PLAN

         4.1 Number of Shares Reserved. Subject to adjustment in accordance with Sections 4.2 and 4.3, the aggregate number of shares of FCI common stock ("Common Stock") available for incentives under the Plan shall be that number of shares of Common Stock equaling 20% of FCI's outstanding Common Stock shares, on a fully-diluted basis, immediately following the date on which the ESOP has acquired all of the outstanding Common Stock shares.

                   All shares of Common Stock issued under the Plan may be authorized and unissued shares or treasury shares. In addition, all of such shares may, but need not, be issued pursuant to the exercise of nonqualified stock options.

         4.2       Reusage of Shares.

                   (a) In the event of the termination (by reason of forfeiture, expiration, cancellation, surrender, or otherwise) of any incentive under the Plan, that number of shares of Common Stock that was subject to the incentive but not delivered shall be available again for incentives under the Plan.

                   (b) In the event that shares of Common Stock are delivered under the Plan and are thereafter forfeited or reacquired by FCI (whether or not pursuant to rights reserved upon the award thereof), such forfeited or reacquired shares shall be available again for incentives under the Plan.

         4.3 Adjustments to Shares Reserved. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange, or other distribution with respect to shares of Common Stock or other change in the corporate structure or capitalization affecting the Common Stock (each being an "Adjustment"), the type and number of shares of stock which are or may be subject to incentives under the Plan and the terms of any outstanding incentives (including the price at which shares of stock may be issued pursuant to an outstanding incentive) shall be equitably adjusted by the Committee, in its sole discretion, to preserve both the value of incentives awarded or to be awarded to Participants under the Plan and the percentage of outstanding Common Stock shares (on a fully-diluted basis) available for incentives under the Plan immediately prior to the date of the Adjustment (taking into account both incentives granted but not yet distributed from the Plan and incentives not yet granted under the Plan).

5.       STOCK OPTIONS.

         5.1 Awards. Subject to the terms and conditions of the Plan, the Committee shall designate the individuals to whom "nonqualified stock options" to purchase shares of Common Stock ("Stock Options") are to be awarded under the Plan and shall determine the number, and terms of the Stock Options to be awarded to each of them. Unless and until the Committee makes a decision to the contrary, the Participants to whom Stock Options are granted hereunder shall be designated from the following two employee groups:

                   (i) field employees who are at or above the "area manager" designation level; and

                   (ii) corporate (Liberty or Houston) employees who are deemed by the Committee to have a material positive impact on developing and implementing the strategies, systems or processes that support the operations of the Partnership and contribute to the achievement by the Partnership of its financial and operational goals and the maximization of the equity value of FCI.

                   Stock Options awarded under the Plan will, unless and until the Committee makes a decision to the contrary, be classified as either "Tranche A Options" or "Tranche B Options." Each Stock Option awarded under the Plan shall be a "nonqualified stock option" for tax purposes.

         5.2 Adjustment of Awards. If a Participant experiences a material change in job status (or other similar compensation measurement as may, from time to time, be utilized by the Committee), the Committee may, in its sole discretion, determine whether any or all of the unvested portion of the Participant's Stock Option(s) shall be taken from the Participant and returned to FCI. In addition, in the event of a Change in Control, the Committee may, in its sole discretion, determine what adjustments, if any, should be made to (i) Stock Options awarded hereunder and/or (ii) the Plan.

         5.3 Time For Exercise. Each Stock Option shall be exercisable only if it is vested (as described in Section 5.4 below) and, then, only to the extent, at the times and until the expiration date(s) described in the following table:


                     ------------------------ -------------------------------------- ------------------------------------
                     Exercise Event              Percentage of Vested Portion of       Percentage of Vested Portion of
                                                 Tranche A Options Which May be        Tranche B Options Which May be
                                              Exercised on Specified Exercise Dates    Exercised on Specified Exercise
                                                                                                    Dates
                     ------------------------ -------------------------------------- ------------------------------------
                     Full repayment of the    Up to 25% of the vested portion of a   Up to 25% of the vested portion of
                     "FCI Senior Notes" (as   Participant's Stock Option(s) may be   a Participant's Stock Option(s)
                     defined in Section 9.9   exercised, upon (and only upon) the    may be exercised, upon (and only
                     below) ("Trigger 1")     first odd-numbered year "Exercise      upon) the first even-numbered year
                                              Date" (as defined in Section 9.9       "Exercise Date" next following
                                              below) next following such repayment   such repayment of the FCI Senior
                                              of the FCI Senior Notes.               Notes.
                     ------------------------ -------------------------------------- ------------------------------------
                     Full repayment of the    An additional 25% of the vested        An additional 25% of the vested
                     "Subordinated Notes"     portion of a Participant's Stock       portion of a Participant's Stock
                     (as defined in Section   Option(s) may be exercised, upon       Option(s) may be exercised, upon
                     9.9 below), and          (and only upon) the first              (and only upon) the first
                     assuming Trigger 1       odd-numbered year Exercise Date next   even-numbered year Exercise Date
                     occurs ("Trigger 2")     following such repayment of the        next following such repayment of
                                              Subordinated Notes.                    the Subordinated Notes.
                     ------------------------ -------------------------------------- ------------------------------------
                     Assuming that both       The vested portion of a                The vested portion of a
                     Trigger 1 and Trigger    Participant's Stock Option(s) may be   Participant's Stock Option(s) may
                     2 have occurred:         exercised up to the following          be exercised up to the following
                                              percentages on the Exercise Date       percentages on the Exercise Date
                                              occurring in each of the following     occurring in each of the following
                                              years:                                 years:

                                              2009         60%                       2010         70%
                                              2011         80%                       2012         90%
                                              2013         100%                      2014         100%
                                              2015         100%                      2016         100%
                                              2017         100%                      2018         100%

                     ------------------------ -------------------------------------- ------------------------------------

                   In the event that either or both of Trigger 1 and Trigger 2 has (have) not occurred by 2013 (for Tranche A Options) or 2014 (for Tranche B Options), then (i) 100% of the vested portion of a Participant's Tranche A Option(s) may be exercised on the Exercise Date occurring in each of 2013, 2015 and 2017; and (ii) to up to 100% of the vested portion of a Participant's vested Tranche B Option(s) may be exercised on the Exercise Date occurring in each of 2014, 2016 and 2018.


         5.4 Vesting. Subject to the next succeeding sentence, vesting of Tranche A Options and Tranche B Options shall occur as follows:

                         Anniversary of                Annual                 Cumulative
                          Stock Option                 Vested                   Vested
                           Grant Date                Percentage               Percentage

                                1st                         5%                       5%
                                2nd                         5%                      10%
                                3rd                         5%                      15%
                                4th                         5%                      20%
                                5th                         5%                      25%
                                6th                        10%                      35%
                                7th                        10%                      45%
                                8th                        10%                      55%
                                9th                        10%                      65%
                               10th                        10%                      75%
                               11th                        10%                      85%
                               12th                        15%                     100%

                   Notwithstanding the immediately preceding vesting schedule, however, all Stock Options granted hereunder shall fully vest upon (a) a "Change in Control" of the Partnership or FCI, (b) the Participant's death, or "permanent disability" or (c) the Participant's retirement from FCI at or after attainment of age 65. A Stock Option, whether or not vested, will be forfeited, no longer exercisable and, if vested, divested and if (i) a Participant's employment with FGI is terminated for gross insubordination (as determined by FGI's Board of Directors) or (ii) the Participant enters a plea of "guilty" or "nolo contendre" to, or is convicted by a court of competent jurisdiction of, a felony.

         5.5 Option Price. The option price per share ("Option Price") for any Stock Option awarded shall not be less than the "Fair Market Value" of a share of Common Stock on the date the Stock Option is granted. Recipients of Stock Options shall be timely notified no less frequently than twice annually of the Fair Market Value of a share of Common Stock.

         5.6 Manner of Exercise. The vested portion of a Stock Option may be exercised, in whole or in part, once a year on the Exercise Date by notice to FCI specifying the number of whole (not fractional) shares of Common Stock to be purchased. Such notice shall be given at least thirty (30) days prior to the Exercise Date and it shall be accompanied by (or provision shall be made for) (i) payment of the Option Price by a certified or cashiers check or wire transfer payable to the order of the Company on or prior to the Exercise Date; (ii) an executed share transfer restriction agreement (the form of which shall either be attached to the agreement memorializing the Participant's Stock Option grant or be provided to the Participant prior to the first Exercise Date for the Stock Option); and (iii) such other documents or representations (including, without limitation, representations as to the intention of the Participant or his/her successor to acquire the shares for investment) as the Company may reasonably request in order to comply with securities, tax or other laws then applicable to the exercise of the Stock Option.

                   Unless the Committee sets a shorter exercise period in its grant of Stock Options hereunder, the vested portion of the Stock Option so granted may be exercised until (and must be exercised on or before) January 31, 2018. Subject to the next succeeding sentence, if the Participant becomes no longer employed by a Companies entity prior to the exercise of all of the vested portion of the Participant's Stock Option(s) (and the Participant is not immediately thereafter employed with another Companies entity), the nonvested portion of the Participant's Stock Option(s) shall expire, terminate and be forfeited, and the Participant will be permitted to exercise the vested portion of his/her Stock Option(s) during the times set for exercise as described in the table set forth in
                   Section 5.3 above. In such case, the Committee may, in its sole discretion, give the terminated participant one opportunity to exercise all of the vested portion of his/her Stock Option(s) (with the opportunity specifying the early
                   Exercise Date on which such vested portion must be exercised). If the Participant is given such an opportunity and chooses not to exercise all of the remaining vested portion of his/her remaining Stock Option(s) by the early Exercise Date, such vested portion of the Stock Option(s) will immediately expire, terminate and be forfeited as of such date.

         5.7 ESOP Call. All shares acquired by a Participant pursuant to the exercise of a Stock Option shall be subject to a "call option" which shall be granted to and may be (a) exercised by the Ferrell Companies, Inc. Employee Stock Ownership Trust (the "Trust") and (b) assigned by the trustee of the Trust (the "Trustee") to FCI. Although the call option may generally be exercised by either (i) the Trust or (ii) by the Trust's assignee, if applicable, it may not be exercised during the first six months following the Exercise Date.

                   The shares acquired by a Participant pursuant to such exercise may be called by the Trust (or its assignee) at their Fair Market Value as of the date of the call (the "Call Date") by giving the Participant who acquired the shares notice of the Trust's (or its assignee's) intention to call the shares (a "call notice") at least ten (10) business days prior to the Call Date. As stated in Section 5.5 above, Participants receiving grants of Stock Options shall be notified every six (6) months of the Fair Market Value of a share of Common Stock.

                   A Participant receiving a call notice shall deliver to the Trustee (or the Trust's assignee, as applicable) stock certificate(s) for the called shares prior to the Call Date. The Participant's sale of the called shares shall be deemed to have occurred as of the Call Date, with the purchase price being payable in one lump sum by the Trust (or its assignee) within ninety (90) days of any Call Date not occurring on July 31st or January 31st and within ninety (90) days after the receipt of the ESOP financial advisor's determination of the Fair Market Value of the called shares as of any July
                   31st or January 31st Call Date. Notwithstanding the immediately preceding sentence, however, if a Participant's employment is terminated prior to the Participant's exercise of all of the vested portion of his/her Stock Option and the Committee gives the Participant one opportunity to exercise such vested portion as of an early Exercise Date, the purchase price to be paid by the Trust (or its assignee) for any early Exercise Date shares acquired pursuant to its call option will be payable in the form of a five-year promissory note given by the Trust (or its assignee) (with (i) interest payable at the lowest percentage of libor which equals or exceeds the "Applicable Federal Rate" and (ii) semi-annual equal payments of principal and interest being made during the five-year payment period).

         5.8 Put Option. All shares acquired by a Participant pursuant to the exercise of a Stock Option shall be subject to a "put option" (the "Put Option") which shall be granted as of the acquisition date to and may be exercised by the Participant or other party receiving such shares (as provided hereunder, the "Other Party") if, at the time of their receipt, the shares are not readily tradable on an established market, as defined in Section 409(h) of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury regulations promulgated thereunder. The Put Option shall permit the

                   Participant or Other Party to sell some or all of the shares acquired at their Fair Market Value as of (and only as of) any July 31st or January 31st following the Exercise Date (each being a "Permissible Put Date"). The Put Option may not, however, be exercised during the first six months following the Exercise Date and it may no longer ever be exercised once a call notice (as described in Section 5.7 above) has been sent or delivered by the Company.

                   Shares acquired pursuant to the exercise of a Participant's Stock Option may be put by the Participant or Other Party at their Fair Market Value as of a Permissible Put Date by giving the Company notice of the Participant's (or Other Party's) intention to put the shares (a "put notice") at least ten (10) business days prior to the Permissible Put Date. As is stated in Section 5.5 above, Participants receiving grants of Stock Options shall be notified every six
                   (6) months of the Fair Market Value of a share of a share of Common Stock.

                   In the event the Company receives a put notice, the sale pursuant to the put shall be deemed to have occurred as of the Permissible Put Date referenced in the Put Notice, with the purchase price being payable by the Company (or its assignee) in one lump sum within ninety (90) days after the receipt of the ESOP financial advisor's determination of the Fair Market Value of the put shares as of the specified Permissible Put Date. Notwithstanding the immediately preceding sentence, however, if a Participant's employment is terminated prior to the Participant's exercise of all of the vested portion of his/her Stock Option and the Committee gives the Participant one opportunity to exercise such vested portion as of an early Exercise Date, the purchase price to be paid by the Company (or its assignee) for any early Exercise Date shares acquired pursuant to the Put Option will be payable in the form of a five-year promissory note given by the Company (or its assignee) (with (i) interest payable at the lowest percentage of libor which equals or exceeds the "Applicable Federal Rate" and (ii) semi-annual equal payments of principal and interest being made during the five-year payment period).

         5.9 Share Restrictions. The exercise of a Participant's Stock Option shall be conditioned upon the Participant's execution of a share transfer restriction agreement (which shall either be attached to the agreement memorializing the Participant's Stock Option grant or provided to the Participant prior to the first Exercise Date for the Stock Option so granted). Unless and until the Committee makes a decision to the contrary, all shares purchased pursuant to the exercise of Stock Options granted hereunder (i) must be held for at least, and shall be non-transferable during, the six-month period immediately following the Exercise Date; (ii) will be subject to the call option described in Section 5.7 above; and (iii) will be subject to the Put Option described in
                   Section 5.8 above.

6.       STOCK APPRECIATION RIGHTS.

         6.1 Grant of SARs. Subject to the terms and conditions of the Plan, the Committee shall designate the employees to whom stock appreciation rights ("SARs") are to be awarded under the Plan and shall determine the number, type and terms of the SARs to be awarded to each of them. An SAR may be granted in tandem with a Stock Option granted under the Plan, or the SAR may be granted on a free-standing basis. Tandem SARs may be granted either at or after the time of grant of a Stock Option, provided that, in the case of an ISO a tandem SAR may be granted only at the time of the grant of such Stock Option. The grant price of a tandem SAR shall equal the option price of the related Stock Option and the grant price of a free-standing SAR shall be equal to the Fair Market Value of a share of Common Stock on the SAR's grant date.

         6.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related Stock Option. A tandem SAR shall terminate and no longer be exercisable upon termination or exercise of the related Stock Option. A tandem SAR may be exercised only with respect to the shares for which its related option is then exercisable.

         6.3 Exercise of Free-Standing SARs. Free-standing SARs may be exercised upon such terms and conditions as the Committee, in its sole discretion, determines.

         6.4 Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee in its sole discretion; provided, however, that such term shall not exceed the option term in the case of a tandem SAR, or ten years in the case of a free-standing SAR.

         6.5 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from Companies in an amount determined by multiplying:

                   (a) The excess of the Fair Market Value of a share of Common Stock on the date of exercise over the "grant price" of the SAR; by

                   (b) The number of shares with respect to which the SAR is exercised.

                   At the discretion of the Committee, the payment to be made upon an SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

7.       PERFORMANCE SHARES.

         7.1 Awards. Subject to the terms and conditions of the Plan, the Committee shall designate the employees to whom Performance Shares are to be awarded and determine the number of shares and the terms and conditions of each such award. Subject to the terms of Section 7.3 below and the immediately preceding sentence, each Performance Share shall entitle the Participant to a payment in the form of one share of Common Stock as soon as reasonably practicable following the date on which the specified performance goals and other terms and conditions specified by the Committee are attained (the "Attainment Date").

         7.2 No Adjustments. Except as otherwise provided by the Committee or in section 4.3 hereof, no adjustment shall be made in Performance Shares awarded on account of cash dividends which may be paid or other rights which may be provided to the holders of Common Stock prior to the end of any performance period.

         7.3 Substitution of Cash. The Committee may, in its sole discretion, substitute cash equal to the Fair Market Value of shares of Common Stock otherwise required to be issued to a Participant hereunder (with such Fair Market Value being the Fair Market Value most recently determined by the ESOP financial advisor immediately prior to the Attainment Date).

8. OTHER INCENTIVES. In addition to the incentives described in Sections 5 through 7 above and subject to the terms and conditions of the Plan, the Committee may grant other incentives ("Other Incentives"), payable in cash or in stock, under the Plan as it determines to be in the best interest of Companies.

9.       GENERAL

         9.1 Effective Date. The Plan was adopted by the Board of Directors effective as of July 17, 1998.

         9.2 Duration. The Plan shall remain in effect until all incentives granted under the Plan have been satisfied by the issuance of shares of Common Stock, lapse of restrictions or the payment of cash, or have been terminated in accordance with the terms of the Plan or the incentive.

         9.3 Non-transferability of Incentives. No incentive granted under the Plan may be transferred, pledged, or assigned by the employee except by will or the laws of descent and distribution in the event of death, and FCI shall not be required to recognize any attempted assignment of such rights by any Participant. During a Participant's lifetime, awards
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

                   may be exercised only by the Participant or by the Participant's guardian or legal representative. Notwithstanding the foregoing, at the discretion of the Committee, a grant of an award may (but need not) permit the transfer of the award by the Participant solely to members of the Participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Committee.

         9.4       Compliance with Applicable Law and Withholding.

                   (a) The award of any benefit under the Plan may also be made subject to such other provisions as the Committee determines appropriate, including, without limitation, provisions to comply with federal and state securities laws or stock exchange requirements.

                   (b) If, at any time, FCI, in its sole discretion, determines that the listing, registration, qualification of any type of incentive, or the shares of Common Stock issuable pursuant thereto, or availability of exemption is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable, the exercise or issuance of shares of Common Stock pursuant to any incentive, or the removal of any restrictions imposed on shares subject to an incentive, may be delayed until such listing, registration, qualification, exemption, consent, or approval is effected.

                   (c) The Companies' entities shall have the right to withhold from any award under the Plan or to collect as a condition of any payment under the Plan, as applicable, any taxes required by law to be withheld. To the extent permitted by the Committee, to fulfill any tax withholding obligation, a Participant may elect to have any distribution otherwise required to be made under the Plan (or a portion thereof) to be withheld or, where Stock Options are to be exercised, the Participant may use shares received from the exercise of the Stock Option.

         9.5 No Continued Employment. Participation in the Plan will not affect any right any entity of Companies has to terminate the employment of a Participant or give any Participant the right to be retained in the employ of Companies or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of any incentive under the Plan.

         9.6 Treatment as a Stockholder. No incentive granted to a Participant under the Plan shall create any rights in such Participant as a stockholder of FCI until shares of Common Stock related to the incentive are registered in the name of the Participant.

         9.7 Amendment or Discontinuation of the Plan. The Board of Directors may amend, suspend, or discontinue the Plan at any

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

                   time; provided, however, that (a) the Committee may amend or suspend the Plan to avoid the occurrence of any of the events/circumstances described in Clauses (i) thru (iii) in
                   Section 9.8 below; and (b), other than such an amendment or suspension by the Committee, no amendment, suspension or discontinuance shall adversely affect any outstanding benefit and if any law, agreement or exchange on which Common Stock is traded requires stockholder approval for an amendment to become effective, no such amendment shall become effective unless approved by vote of FCI's stockholders.

         9.8 Limitations on Applicability. No Plan provision shall be applicable if its application would (i) cause a default under the terms of an extension of credit made to any Companies' entity, or (ii) have an effect on the ability of the Partnership to make any "Restricted Payment," or (iii) cause a material change in FCI's Federal, state or local corporate or tax status. In addition to the powers reserved to the Committee in Section 2.2 above, the Committee shall have complete discretion to administer the Plan in such a way as will prevent the occurrence of any such default, inability to make a Restricted Payment or change in corporate tax status.

         9.9       Definitions.

                   (a) Change in Control. The term "Change in Control" shall be defined as

                           (1) any merger or consolidation of FCI in which such entity is not the survivor,

                           (2) any sale of all or substantially all of the Common Stock of FCI by the Trust,

                           (3) a sale of all or substantially all of the Common Stock of FGI,

                           (4) a replacement of FGI as the General Partner of the Partnership, or

                           (5) a public sale of a "material" amount of FCI's equity (with materiality being determined by the Committee, but with a material amount of such equity being at least 51% thereof).

                   (b) Exercise Date. The term "Exercise Date" refers to the 31st day of January (i.e., January 31st) of each year in which a Stock Option may be exercised (with each such year being an odd-numbered year for Tranche A Options and an even-numbered year for Tranche B Options).

                   (c) Fair Market Value. Except as otherwise determined by the Committee, the "Fair Market Value" of a share of Common Stock as of any date shall equal the value of such a share most recently determined for the ESOP by its independent financial advisor to the ESOP

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

                           (assuming no material change in such value since the date as of which such determination was made); provided, however, that the "Fair Market Value" of a share of Common Stock as of any July 31st or January 31st shall equal the value of such a share, as of such date, as determined by such independent financial advisor .

                   (d) FCI Senior Notes. The term "FCI Senior Notes" means the Series A Notes, the Series B Notes and the Series C Loans issued pursuant to the Master Agreement dated July 15, 1998 among FCI, the initial purchasers of the Series A Notes, the initial purchasers of the Series B Notes, the Series C Lenders referred therein and U.S. Bank National Association, as collateral agent (the "Master Agreement").

                   (e) Master Agreement. The term "Master Agreement" shall have the meaning set forth in Section 9.9(d) above.

                   (f) Permanent Disability. The term "permanent disability" means any mental or physical condition which entitles the referenced Participant to disability benefits under the long-term disability plans of the Participant's employer.

                   (g) Restricted Payment. The term "Restricted Payment" of the Partnership or its subsidiaries means, as applicable, a "Restricted Payment" as defined in the debt documents of either the Partnership or its subsidiaries.

                   (h) Subordinated Notes. The term "Subordinated Notes" means any promissory note(s) constituting "Subordinated Debt" (as said term is defined in the Master Agreement).

                   (i) Subsidiary. The term "subsidiary" means any business, whether or not incorporated, in which FCI has a direct or indirect ownership interest.

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